Exhibit 23.4 -- Consent of Experts


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      --------------------------------------------------------


We consent to the use, in the registrations statement on Form SB2/A of Reshoot & Edit, of our report dated September 7, 2006 on our audit of the financial statements of Reshoot & Edit as of August 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and of our report dated January 9, 2007 on our review of the financial statements of the financials statements for the period ending November 30, 2006 and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
---------------------------------
     Moore & Associates Chartered
     Las Vegas, Nevada
     January 25, 2007



            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                   (702)253-7511 Fax (702)253-7501


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